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                                                                    EXHIBIT (23)

                            CONSENT OF INDEPENDENT
                         CERTIFIED PUBLIC ACCOUNTANTS



Rowe Furniture Corporation
Salem, Virginia

     We hereby consent to the incorporation by reference of our reports dated January 8, 1999, relating to the consolidated financial statements and schedule of Rowe Furniture Corporation appearing in the Company's Annual Report on Form 10-K for the year ended November 29, 1998 into the Company's previously filed registration statements file numbers 2-94943, 33-90486, 33-77766, and 33-77768.



High Point, North Carolina                             /s/ BDO SEIDMAN, LLP
                                                       -----------------------
February 19, 1999                                      BDO SEIDMAN, LLP